Exhibit 99.1

News Release

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937 Tahoe Boulevard, Suite 210 | Incline Village, NV 89451

For Immediate Release

Vintage Wine Estates Announces $30.0 Million Common Stock and Warrant Repurchase Authorization

INCLINE VILLAGE, NV, March 8, 2022 – Vintage Wine Estates, Inc. (Nasdaq: VWE and VWEWW), one of the fastest-growing wine producers in the U.S. with an industry leading direct-to-customer platform, today announced that its Board of Directors has authorized the repurchase of up to $30.0 million in aggregate value of the Company’s common stock and/or warrants through September 8, 2022.

Pat Roney, Chief Executive Officer, commented, “We are executing well on our multi-channel strategy, driving growth, strengthening profitability and delivering value. We believe VWE’s common stock and warrants currently represent a very compelling value, and it makes sense to allocate some capital to repurchases. Given our financial flexibility, this authorization reflects the Board's confidence in our strategy and potential of our business.”

The amount and timing of any repurchases will depend on a number of factors, including price, trading volume, general market conditions and legal requirements, among others. The repurchases may be made on the open market, in privately negotiated transactions or in other manners as permitted by federal securities laws and other legal and contractual requirements. There is no guarantee as to the number of shares or warrants that will be repurchased, and the repurchase authorization may be extended, suspended or discontinued at any time without notice and at the Company’s discretion.

About Vintage Wine Estates, Inc.

Vintage Wine Estates is a family of wineries and wines whose mission is to produce the finest quality wines and provide incredible customer experiences with wineries throughout Napa, Sonoma, California’s Central Coast, Oregon and Washington state. Since its founding 20 years ago, the Company has grown to be the 15th largest wine producer in the U.S. selling more than two million nine-liter equivalent cases annually. To consistently drive growth, the Company curates, creates, stewards and markets its many brands and services to customers and end consumers via a balanced omni-channel strategy encompassing direct-to-consumer, wholesale and exclusive brand arrangements with national retailers. While VWE is diverse across price points and varietals with over 50 brands ranging from $10 to $150 at retail, its primary focus is on the fastest growing premium segment of the wine industry with the majority of brands selling in the $10 to $20 price range. The Company regularly posts updates and additional information at www.vintagewineestates.com.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements are all statements other than those of historical fact, and generally may be identified by the use of words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” or other similar expressions that indicate future events or trends. These forward-looking statements include, but are not limited to, the ability of the Company to execute its strategy to drive growth, strengthen profitability and deliver value. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of VWE. Actual events and circumstances may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the results expressed or implied by such forward-looking statements include those discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 and other reports filed from time to time with the SEC. We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts:

Investors Deborah K. Pawlowski, Kei Advisors LLC dpawlowski@keiadvisors.com Phone: 716.843.3908	Media Mary Ann Vangrin MVangrin@vintagewineestates.com